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                                                                     EXHIBIT 21


LIST OF SUBSIDIARIES

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
COMPANY                                                                                   STATE OF ORGANIZATION
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
IMPACT Center of Albany, LLC                                                                    Tennessee
IMPACT Center of Bayonne, LLC                                                                  New Jersey
IMPACT Center of Billings, LLC                                                                   Montana
IMPACT Center of Fort Smith, LLC                                                                Tennessee
IMPACT Center of Glendale, LLC                                                                  Tennessee
IMPACT Center of Mobile, LLC                                                                    Tennessee
IMPACT Center of Mt. Diablo, LLC                                                                Tennessee
IMPACT Center of Northridge, LLC                                                                Tennessee
IMPACT Center of St. Johns, LLC                                                                 Tennessee
IMPACT Center of Tri-City Medical Center, LLC                                                   Tennessee
IMPACT Center of Washington, D.C., LLC                                                          Tennessee
Response Oncology of Fort Lauderdale, Inc. *                                                     Florida
Response Oncology of Tamarac, Inc. *                                                             Florida
Response Oncology Management of South Florida, Inc. *                                           Tennessee
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* Wholly-owned.